EXHIBIT 10.2

REVOLVING LIBOR GRID NOTE

(LIBOR ONLY)

New York

December 10, 2009	$10,000,000.00

BORROWER (Name):  Hardinge Inc.

(Organizational Structure):  Corporation

(State Law organized under):  New York

(Address of residence/chief executive office):  One Hardinge Drive, Elmira, New York 14902

BANK:  MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, NY 14203.  Attention: Office of General Counsel

1.              DEFINITIONS.  Each capitalized term shall have the meaning specified herein and the following terms shall have the indicated meanings:

a.               “Agreement” shall mean the Credit Agreement between Borrower and Bank dated on or about the date hereof as the same may be amended from time to time.

b.               “Authorized Person” shall mean, Edward J. Gaio as Vice President and CFO, Doug Malone as Corporate Controller, or Beth Trantor as Assistant Corporate Controller.

Mention of the Authorized Person’s name is for reference purposes only and the Bank may rely on a person’s title to ascertain whether someone is an Authorized Person who may act on behalf of the Borrower in connection herewith.

c.               “Automatic Adjustment Rate Determination Date”, when applicable, shall mean:

(i)             If the Interest Period duration selected for such LIBOR Rate Loan is “one day”:  the first day of the applicable Interest Period.

(ii)          If the Interest Period duration selected for such LIBOR Rate Loan is other than “one day”:  two (2) London Business Days before the first day of the applicable Interest Period.

d.               “Automatic Continuation Option” shall, with respect to any LIBOR Rate Loan, mean the option to have the then-current Interest Period duration, as previously selected by Borrower, remain the same for the succeeding Interest Period.

e.               “Base Rate” shall mean 1.0 percentage point(s) above the rate of interest announced by the Bank from time to time as its prime rate of interest (“Prime Rate”).

f.                 “Base Rate Loan” shall mean a Loan which bears interest at the Base Rate.

g.              “Continuation Date” shall mean the date that Borrower’s election to continue a LIBOR Rate Loan for another Interest Period becomes effective in accordance with this Note.

h.              “Draw Date” shall mean, in relation to each Loan, the date that such Loan is made or deemed to be made to Borrower pursuant to this Note.

i.                 “Expiration Date” shall mean March 31, 2011.

j.                 “Interest Period” shall mean, with respect to any LIBOR Rate Loan, the period commencing on the Draw Date or Continuation Date for such LIBOR Rate Loan and ending on the date that shall be:

(i)             If the Interest Period duration selected for such LIBOR Rate Loan is “one day”:  the following day; provided, however, that if an Interest Period would end on a day that is neither a London Business Day nor a New York Business Day, such Interest Period shall be extended to the next succeeding day that is either a London Business Day or a New York Business Day.

(ii)          If the Interest Period duration selected for such LIBOR Rate Loan is other than “one day”:  the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the calendar month that is one (1), two (2), three (3) or six (6) months after the commencement of such period, in accordance with Borrower’s election made pursuant to the terms of this Note; provided, however, that if an Interest Period would end on a day that is not a Joint Business Day, such Interest Period shall be extended to the next succeeding Joint Business Day, unless such next succeeding Joint Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Joint Business Day.  To the extent that the preceding clause results in either the extension or shortening of an Interest Period for a particular Loan, the Bank shall have the right (but not the obligation) to shorten or extend, respectively, the succeeding Interest Period so that it shall end on a day that numerically corresponds to the Draw Date for such Loan.

k.             “Interest Rate Floor” shall mean 5.5%.

l.                 “Joint Business Day” shall mean a day that is both a New York Business Day and a London Business Day.

m.           “LIBOR” shall mean the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) obtained by dividing (i) the applicable London Interbank Offered Rate (in accordance with the LIBOR Rate selected by Borrower for each Loan; see LIBOR Rate definition below) as fixed by the British Bankers Association for United States dollar deposits in the London interbank market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable), as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank, by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against “Eurocurrency Liabilities” as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on any LIBOR Rate Loan or Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States’ office of a bank to United States’ residents) on such date to any member bank of the Federal Reserve System.  Notwithstanding any provision above, the practice of rounding to determine LIBOR may be discontinued at any time in the Bank’s sole discretion.

©Manufacturers and Traders Trust Company, 2009

n.              “LIBOR Rate” shall mean, as selected by Borrower, for each LIBOR Rate Loan and/or as otherwise applicable, in accordance with the terms of this Note, the greater of one of the following rates: (i) 5.0 percentage point(s) above the one-month LIBOR, each with an Interest Period duration of one day; or (ii) the Interest Rate Floor.

o.               “LIBOR Rate Loan” shall mean a Loan that bears interest at a LIBOR Rate.  Each advance of funds hereunder, to the extent originally priced at the LIBOR Rate, shall be treated as a separate LIBOR Rate Loan.

p.               “Loan” shall mean a loan made to Borrower by the Bank pursuant to this Note.

q.               “London Business Day” shall mean any day on which dealings in United States dollar deposits are carried on by banking institutions in the London interbank market.

r.               “Maximum Principal Amount” shall mean Ten Million and 00/100 dollars ($10,000,000.00).

s.               “New York Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law or other governmental action to remain closed for business.

t.                 “Outstanding Principal Amount” shall mean, at any point in time, the actual outstanding principal amount under this Note.

2.              PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES.

a.               Promise to Pay.  For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank, on or before the Expiration Date, the Maximum Principal Amount or the Outstanding Principal Amount, if less; plus interest as set forth below and all fees and costs (including without limitation the Bank’s attorneys’ fees and disbursements, whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note (“Expenses”).

b.               Interest.  Each Loan shall earn interest on the Outstanding Principal Amount thereof calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) as follows:

i.                 LIBOR Rate Loans.  Interest shall accrue each day on each LIBOR Rate Loan from and including the first day of each Interest Period applicable thereto until, but not including, the last day of each such Interest Period or the day the LIBOR Rate Loan is paid in full (if sooner) at a rate per annum equal to the LIBOR Rate, as determined using LIBOR in effect on the following dates, as applicable:  (a) for new LIBOR Rate Loans, the Draw Date (if the Interest Period selected is one day) or two (2) London Business Days before the Draw Date (if the Interest Period selected is other than one day); (b) for continuations of LIBOR Rate Loans (other than as provided for in subsection 4(c) below), the Joint Business Day the Bank receives (or is deemed to receive) the Notice of Continuation in accordance with the terms of this Note; (c) for LIBOR Rate Loans where the Automatic Continuation Option is in effect, the applicable Automatic Adjustment Rate Determination Date for such LIBOR Rate Loan.

ii.             Base Rate Loans.  Interest shall accrue on a Base Rate Loan from and including the first date a Loan becomes a Base Rate Loan to, but not including, the day such Base Rate Loan is paid in full, at the rate per annum equal to the Base Rate.  Any change in the Base Rate resulting from a change in the Prime Rate shall be effective on the date of such change.

c.               Maximum Legal Rate.  It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”).  Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

d.               Payments; Late Charge; Default Rate.  Payments shall be made in immediately available United States funds at any banking office of the Bank.  Interest only shall be due and payable beginning on January 1, 2010 and then on the first day of each month thereafter until the Expiration Date.  Upon the Expiration Date, this Note shall mature and Borrower shall pay to the Bank the Outstanding Principal, plus all accrued and unpaid interest, fees and expenses in full, without presentation, demand, or further notice of any kind.  If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) 5% of the delinquent amount, (b) the Bank’s then current late charge as announced by the Bank from time to time, or (c) $50.00.  In addition, if the Bank has not actually received any payment due under this Note within thirty days after its due date, from and after such thirtieth day the interest rate for all amounts outstanding under this Note shall automatically increase to 5 percentage points above the higher of the Base Rate or the LIBOR Rate (“Default Rate”), and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate. Payments may be applied in any order in the sole discretion of the Bank, but prior to demand, shall be applied first to past due interest, Expenses, late charges, and principal payments, if any, which are past due, then to current interest and Expenses and late charges, and last to remaining principal.

e.               Prepayment; Breakage Fee.  Subject to the following, during the term of this Note, Borrower shall have the option of paying the Outstanding Principal Amount to the Bank in advance of the Expiration Date, in whole or in part, at any time and from time to time upon written notice received by the Bank at least thirty (30) days prior to making such payment; provided, however, that if (i) except pursuant to a refinance of the Loan with the Bank, Borrower prepays, in whole or in part, any Outstanding Principal Amount, when the Applicable Rate is the LIBOR Rate, on any day other than the last day of an Interest Period, or (ii) the Applicable Rate is converted from the LIBOR Rate to the Base Rate before the end of an Interest Period in accordance with the terms of this Note, then Borrower shall be liable for and shall pay the Bank, on demand, the higher of $250.00 or the actual amount of the liabilities, expenses, reasonable costs or funding losses that are a direct or indirect result of such prepayment or other condition described above, whether such liability, expense, cost or loss is by reason of (a) any reduction in yield, by reason of the liquidation or reemployment of any deposit or other funds acquired by the Bank, (b) the fixing of the interest rate payable on any LIBOR Rate loan or (c) otherwise (collectively, the “Breakage Fee”).  The determination by the Bank of the foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower.

3.              LOANS.

a.               General.  Except as otherwise provided herein, each Loan advanced hereunder shall be in the form of a LIBOR Rate Loan.  The Bank may make any Loan in reliance upon any oral, telephonic, written, teletransmitted or other request (the “Request(s)”) that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person.  The Bank may act on the Request of any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person.  The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of making any Loan pursuant to this paragraph.

b.               Request for LIBOR Rate Loans.  Borrower shall give the Bank its irrevocable Request for each LIBOR Rate Loan specifying:

i.                  the Draw Date for the LIBOR Rate Loan, which shall be at least two (2) Joint Business Days following the date of the Request (except in the case of a LIBOR Rate Loan with an Interest Period of one day, for which the Draw Date may be the same day as the date of the Request; provided, however, if a Request is received by the Bank after 2:00 p.m. (Eastern Standard Time), the Request for such LIBOR Rate Loan shall be deemed to have been received on the next New York Business Day;

ii.               the aggregate amount of such LIBOR Rate Loan, which amount shall not be less than the Minimum Borrowing Amount;

iii.            the applicable LIBOR Rate selection and corresponding Interest Period duration (see LIBOR Rate definition above); and

iv.           whether the Automatic Continuation Option will be in effect for such LIBOR Rate Loan.  The Automatic Continuation Option shall be in effect for each LIBOR Rate Loan, unless otherwise specified by Borrower in writing.

c.               Delivery of Requests and Notices.  Delivery of a Notice or Request for a LIBOR Rate Loan shall be made to the Bank at the following address, or such other address designated by the Bank from time to time:

Manufacturers and Traders Trust Company

68 Exchange Street

Binghamton, New York  13901

Attn: Susan A. Burtis

Fax No.  (607) 779-2346

Telephone No.  (607) 779-5902

d.               Events of Default.  The following constitute an event of default (“Event of Default”): (i) failure by Borrower to make any payment when due (whether at the stated maturity, by acceleration or otherwise) of any of the amounts due under this Note, or any part thereof, or to pay any interest thereon or any fee or other amount payable under this Note and such failure continues unremedied for a period of three (3) business days or there occurs any event or condition which after notice, lapse of time or both will permit such acceleration; (ii) Borrower defaults in the performance of any covenant or other provision with respect to this Note or any other agreement between Borrower and the Bank or any of its affiliates or subsidiaries (collectively, “Affiliate”); (iii) Borrower fails to pay when due (whether at the stated maturity, by acceleration or otherwise) any material indebtedness for borrowed money owing to the Bank (other than under this Note), any third party or Affiliate or the occurrence of any event which results in acceleration of payment of any such indebtedness or the failure to perform any agreement with any third party or Affiliate; (iv) the reorganization, merger, consolidation or dissolution of Borrower (or the making of any agreement therefore); the sale, assignment, transfer or deliver of all or substantially all of the assets of Borrower to a third party; or the cessation by Borrower as a going business concern; (v) the death or judicial declaration of incompetency of Borrower, if an individual; (vi) failure to pay, withhold or collect any tax as required by law; the service or filing against Borrower or any of its assets of any lien (other than a lien permitted in writing by the Bank), one or more judgments, garnishments, orders or awards in an aggregate amount of $500,000.00 over and above any insurance coverage which has been determined by the insurance carrier to be applicable to the claim underlying the judgment, garnishment, order or award, and any such judgments, garnishments, orders or awards remain unbonded, unstayed or undismissed for a period of thirty (30) consecutive days; (vii) if Borrower becomes insolvent or is generally not paying its debts as such debts become due; (viii) the making of any general assignment by Borrower for the benefit of creditors; the appointment of a receiver or similar trustee for Borrower or its assets; or the making of any, or sending notice of any intended, bulk sale; (ix) Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower which is not dismissed or stayed within sixty (60) days of commencement; (x) any representation or warranty made in this Note, any related document, any agreement between Borrower and the Bank or any Affiliate or if any financial statement of Borrower proves to have been misleading in any material respect when made; Borrower omits to state a material fact necessary to make the statements made in this Note, any related document, any agreement between Borrower and the Bank or any Affiliate or any financial statement of Borrower not misleading in light of the circumstances in which they were made; or, if upon the date of execution of this Note, there shall have been any material adverse change in any of the facts disclosed in any financial statement, representation or warranty that was not disclosed in writing to the Bank at or prior to the time of execution hereof; (xi) any pension plan of Borrower fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Bank, might have a material adverse effect on Borrower’s ability to repay its debts; (xii) an adverse change in the Borrower, its business, assets, operations, management, ownership, affairs or condition (financial or otherwise) from the status shown on any financial statement or other document submitted to the Bank or any Affiliate, and which the Bank reasonably determines will have a material adverse effect on (a) the Borrower, its business, assets, operations or condition (financial or otherwise), or (b) the ability of the Borrower to pay or perform any obligation to the Bank; and (xiii) the occurrence of any event described in subparagraph (i) through and including (xii) hereof with respect to any guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the amounts due under this Note (“Guarantor”).

e.               Rights and Remedies upon Default.  Upon the occurrence of any Event of Default, the Bank without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Borrower or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies under the Borrower’s agreements with the Bank or its Affiliates, applicable law, in equity or otherwise and may declare all or any part of any amounts due hereunder not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to the Borrower.  All or any part of any amounts due hereunder whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event of Default in sub-paragraph 3(d)(ix) above, or at the Bank’s option, upon the occurrence of any other Event of Default.  The provisions hereof are not intended in any way to affect any rights of the Bank with respect to any amounts due hereunder which may now or hereafter be payable on demand.

4.              CONTINUATION AND CONVERSION.

a.               Election.  An Authorized Person may, upon irrevocable Request to the Bank in accordance with subsection (b) below, elect to continue, as of the last day of the applicable Interest Period, any or a portion (subject to the Minimum Borrowing Amount limitation) of any LIBOR Rate Loan with the same or a different Interest Period, provided no partial continuation of a LIBOR Rate Loan with a different Interest Period shall reduce the outstanding principal amount of the remaining LIBOR Rate Loan with the same Interest Period to less than the Minimum Borrowing Amount.

b.               Notice of Continuation.

i.                  For an election under Section 4(a) above, an Authorized Person must deliver to the Bank, by 2:00 p.m. (Eastern Standard Time) on a New York Business Day, a Notice of Continuation for an election under Section 4(a) (“Notice of Continuation” or “Notice”), specifying:

(a)          the aggregate amount of each LIBOR Rate Loan to be continued;

(b)         the applicable LIBOR Rate selection and corresponding Interest Period duration for each LIBOR Rate Loan to be continued (see LIBOR Rate definition above); and

(c)          whether the Automatic Continuation Option will be in effect for each such LIBOR Rate Loan.  The Automatic Continuation Option shall be in effect for each LIBOR Rate Loan, unless otherwise specified by Borrower in writing.

ii.               For any election in accordance with Section 4(b)(i) above, the Continuation Date shall be the later of (A) the last day of the applicable Interest Period, or (B) two (2) Joint Business Days following the date the Bank receives the Notice of Continuation, except as otherwise determined by the Bank in its sole discretion.  If a Notice is received after 2:00 p.m. (Eastern Standard Time) on any New York Business Day, such Notice will be deemed to have been received on the next New York Business Day.  Accordingly, as an example, if Borrower has a LIBOR Rate Loan with a one month Interest Period ending on June 15 and wants to continue the LIBOR Rate Loan with a two month Interest Period, Borrower must deliver to the Bank an appropriate Notice of Continuation by no later than 2:00 p.m. (Eastern Standard Time) on June 13 (assuming that June 13 is a New York Business Day and June 14 and 15 are Joint Business Days).

iii.            For LIBOR Rate Loans with the Automatic Continuation Option in effect, the Bank shall, at the end of each Interest Period, automatically continue such LIBOR Rate Loan with the same Interest Period.

iv.           The Bank may take action on any Notice in reliance upon any oral, telephonic, written or teletransmitted Notice that the Bank in good faith believes to be valid and to have been made by Borrower or on behalf of Borrower by an Authorized Person.  No Notice may be delivered by e-mail.  The Bank may act on the Notice from any Authorized Person until the Bank shall have received from Borrower, and had a reasonable time to act on, written notice revoking the authority of such Authorized Person. The Bank shall incur no liability to Borrower or to any other person as a direct or indirect result of acting on any Notice under this Note.  The Bank, in its sole discretion, may reject any Notice that is incomplete.

c.               Expiration of Interest Period.  With respect to any LIBOR Rate Loan for which an Automatic Continuation Option is not in effect, if Borrower does not deliver to the Bank an appropriate Notice of Continuation (in accordance with the terms hereof) at least two (2) Joint Business Days before the end of an Interest Period, the Bank shall have the right (but not the obligation) to immediately, and without notice, convert such LIBOR Rate Loan into a Base Rate Loan and such Loan shall accrue interest at the Base Rate until two (2) Joint Business Days after the Bank receives an appropriate Notice (in accordance with the terms hereof) electing to convert the Loan from a Base Rate Loan to a LIBOR Rate Loan.  A Notice of Continuation received one (1) Joint Business Day before the end of an Interest Period may not effectuate a continuation of such Loan as a LIBOR Rate Loan as of the last day of the Interest Period.  Rather, such LIBOR Rate Loan may be converted (in the manner described above) to a Base Rate Loan on the last day of the Interest Period.  Such Notice of Continuation, however, will be effective two (2) Joint Business Days from the date it is received (or deemed to be received) by the Bank.

d.               Conversion upon Default.  Unless the Bank shall otherwise consent in writing, if (i) Borrower fails to pay when due, in whole or in part, the indebtedness under the Note (whether by demand or otherwise), or (ii) there exists any condition or event which with the passage of time, the giving of notice or both shall constitute an event of default under any of Borrower’s agreement with the Bank, if any, the Bank, in its sole discretion, may (i) permit any outstanding LIBOR Rate Loans to continue until the last day of the applicable Interest Period at which time such Loan shall automatically be converted into a Base Rate Loan or (ii) convert any outstanding LIBOR Rate Loans into a Base Rate Loan before the end of the applicable Interest Period applicable to such LIBOR Rate Loan.  Nothing herein shall be construed to be a waiver by the Bank to have any Loan accrue interest at the Default Rate of interest (which shall be calculated from the higher of the LIBOR Rate or the Base Rate) or the right of the Bank to charge and collect a Breakage Fee.

5.              SETOFF.  The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any of its affiliates or otherwise owing by the Bank or any of its affiliates in any capacity to Borrower or any guarantor or endorser of this Note.  Such set-off shall be deemed to have been exercised immediately at the time the Bank or such affiliate elects to do so.

6.              INTENTIONALLY OMITTED.

7.              BANK RECORDS CONCLUSIVE.  The Bank shall set forth on a schedule attached to this Note or maintained on computer, the date and original principal amount of each Loan and the date and amount of each payment to be applied to the Outstanding Principal Amount of this Note.  The Outstanding Principal Amount set forth on any such schedule shall be presumptive evidence of the Outstanding Principal Amount of this Note and of all Loans.  No failure by the Bank to make, and no error by the Bank in making, any annotation on any such schedule shall affect the Borrower’s obligation to pay the principal and interest of each Loan or any other obligation of Borrower to the Bank pursuant to this Note.

8.              PURPOSE.  Borrower certifies (a) that no Loan will be used to purchase margin stock except with the Bank’s express prior written consent for each such purchase and (b) that all Loans shall be used for a business purpose, and not for any personal, family or household purpose.

9.              AUTHORIZATION.  Borrower, if a corporation, partnership, limited liability company, trust or other entity, represents that it is duly organized and in good standing or duly constituted in the state of its organization and is duly authorized to do business in all jurisdictions material to the conduct of its business; that the execution, delivery and performance of this Note have been duly authorized by all necessary regulatory and corporate or partnership action or by its governing instrument; that this Note has been duly executed by an authorized officer, partner or trustee and constitutes a binding obligation enforceable against Borrower and not in violation of any law, court order or agreement by which Borrower is bound; and that Borrower’s performance is not threatened by any pending or threatened litigation.

10.       INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

a.               Increased Costs.  If the Bank shall determine that due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any requirement of law, or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank, pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

b.               Inability to Determine Rates.  If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period with respect to a proposed LIBOR Rate Loan, the Bank will give notice of such determination to Borrower.  Thereafter, the Bank may not make or maintain LIBOR Rate Loans, as the case may be, hereunder until the Bank revokes such notice in writing.  Upon receipt of such notice, Borrower may revoke any pending Request or Notice with respect to a LIBOR Rate Loan.  If Borrower does not revoke such Request or Notice, the Bank may make, or continue the Loans, as proposed by Borrower, in the amount specified in the applicable Request or Notice submitted by Borrower, but such Loans shall be made or continued as Base Rate Loans instead of LIBOR Rate Loans, as the case may be.

c.               Illegality.  If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make LIBOR Rate Loans, then, on notice thereof by the Bank to Borrower, the Bank may suspend the making of LIBOR Rate Loans until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist.  If the Bank shall determine that it is unlawful to maintain any LIBOR Rate Loans, Borrower shall prepay in full all LIBOR Rate Loans then outstanding, together with accrued interest, either on the last date of the Interest Period thereof if the Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Rate Loans.  If Borrower is required to prepay any LIBOR Rate Loan immediately as set forth in this subsection, then concurrently with such prepayment, Borrower may borrow from the Bank, in the amount of such repayment, a Base Rate Loan.

11.       MISCELLANEOUS.  This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank.  All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive.  No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice.  No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank.  No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank.  No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank.  Borrower agrees that in any legal proceeding a copy of this Note kept in the Bank’s course of business may be admitted into evidence as an original.  This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.  If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect.  Section headings are for convenience only.  Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

12.       NOTICES.  Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank’s records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower’s relationship with the Bank).  Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) New York Business Days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) New York Business Day after delivery to a nationally recognized overnight courier service (e.g., Federal Express).  Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

13.       JOINT AND SEVERAL.  If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term “Borrower” shall include each as well as all of them.

14.       GOVERNING LAW; JURISDICTION.  This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York.  This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules.  BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH, AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION.  Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower.  Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

15.       WAIVER OF JURY TRIAL.  BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO.  BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER.  BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

16.       REVOLVING FACILITY.  This is a revolving credit facility and the Bank’s obligation to make Loans under this Note shall be governed by the terms of the Agreement as the same may be amended from time to time.  All amounts hereunder shall become immediately due and payable on the Expiration Date; provided, however, that the Outstanding Principal Amount of this Note and all accrued and unpaid interest shall automatically become immediately due and payable upon the occurrence of an Event of Default with regard to Borrower or any guarantor or endorser of this Note.  Borrower hereby waives protest, presentment and notice of any kind in connection with this Note.  The Bank may modify, restrict, suspend or terminate the credit at any time without affective Borrower’s then existing obligations under this Note.

Preauthorized Transfers from Deposit Account.  If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit available funds in Borrower’s deposit account #                                    with the Bank automatically for any amount which becomes due under this Note or as directed by an Authorized Person, by telephone.

Acknowledgment.  Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

HARDINGE INC.

	By:	/S/ EDWARD J. GAIO
	Name:	Edward J. Gaio
	Title:	Vice President and CFO
/S/ DOUGLAS J. MALONE
Signature of Witness

Douglas J. Malone
Typed Name of Witness

ACKNOWLEDGMENT

STATE OF NEW YORK	)
:SS.
COUNTY OF CHEMUNG	)

On      10th   day of December, in the year 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared EDWARD J. GAIO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ NANCY CURREN
Notary Public — Nancy Curren

FOR BANK USE ONLY

Authorization Confirmed:

Product Code: 22660

Disbursement of Funds:

Credit A/C	#	Off Ck	#	Payoff Obligation	#

	$		$		$